UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 3, 2011 (September 27, 2011)
HCA HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11239	27-3865930

(State or Other	(Commission File Number)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

One Park Plaza, Nashville,
Tennessee		37203
(Address of Principal Executive		(Zip Code)
Offices)
Registrant’s telephone number, including area code: (615) 344-9551
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
EX-1.1
EX-4.2
EX-4.4
EX-4.5
EX-5.1

Item 1.01 Entry into a Material Definitive Agreement
8.00% Senior Notes due 2018
     On September 27, 2011, HCA Holdings, Inc. (the “Registrant” or the “Parent Guarantor”), and HCA Inc., a wholly-owned subsidiary of the Registrant (the “Issuer”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in the Underwriting Agreement, for the issuance and sale by the Issuer of $500,000,000 aggregate principal amount of its 8.00% Senior Notes due 2018 (the “Notes”).
     On October 3, 2011, the Notes were issued pursuant to a base indenture, dated as of August 1, 2011 (the “Base Indenture”), among the Issuer, the Parent Guarantor, Law Debenture Trust Company of New York, as trustee, (the “Trustee”) and Deutsche Bank Trust Company Americas, as registrar, paying agent and transfer agent (the “Registrar”), as amended and supplemented by the supplemental indenture, dated as of October 3, 2011, among the Issuer, the Parent Guarantor, the Trustee and the Registrar (as supplemented, amended or modified from time to time, the “Indenture”).
     A form of the Base Indenture is set forth as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 (File No. 333-175791), filed on July 26, 2011, and is incorporated herein by reference.
     Net proceeds from the offering of Notes, after deducting underwriter discounts and commissions and estimated offering expenses, are estimated to be approximately $492 million. The Issuer intends to use the net proceeds from the offering of Notes for general corporate purposes, which may include funding a portion of the acquisition of the remaining ownership interest in our HCA-HealthONE LLC joint venture currently owned by the Colorado Health Foundation and to pay related fees and expenses
     The following is a brief description of the terms of the Notes and the Indenture.

     The Notes will mature on October 1, 2018. Interest on the Notes will be payable semi-annually on April 1 and October 1 of each year, commencing on April 1, 2012 to holders of record on the preceding March 15 or September 15, as the case may be.
Ranking
     The Notes are the Issuer’s senior obligations and: (i) rank senior in right of payment to any of its future subordinated indebtedness, (ii) rank equally in right of payment with any of its existing and future senior indebtedness, (iii) are effectively subordinated in right of payment to any of its existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness and (vi) are structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of its subsidiaries.
Guarantee
     The Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Parent Guarantor. The Notes will not be guaranteed by any of the Issuer’s subsidiaries.
Covenants
     The Indenture contains covenants limiting the Issuer’s and certain of its subsidiaries’ ability to: (i) create liens on certain assets to secure debt, (ii) engage in certain sale and lease-back transactions and (iii) consolidate, merge, sell or otherwise dispose of all or substantially all of its assets. These covenants are subject to a number of important limitations and exceptions.
Optional Redemption
     The Indenture permits the Issuer to redeem some or all of the Notes at any time at “make whole” redemption prices set forth in the Indenture.

Change of Control
     Upon the occurrence of a change of control, as defined in the Indenture, each holder of the Notes has the right to require the Issuer to repurchase some or all of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.
Events of Default
     The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.
Asset-Based Revolving Credit Agreement
     On September 30, 2011, HCA Inc. (“HCA”) entered into an asset-based revolving credit agreement (the “ABL Credit Agreement”) by and among HCA, the subsidiary borrowers party thereto, the lenders party thereto and Bank of America, N.A. as administrative agent and collateral agent.
     The ABL Credit Agreement refinances and replaces HCA’s existing asset-based revolving credit agreement and, among other things, provides for the following changes: (i) increases the credit facility from $2,000 million to $2,500 million, (ii) increases the letter of credit commitment from $200 million to $250 million and the swingline loan commitment from $100 million to $125 million, (iii) extends the maturity of the credit facility from November 16, 2012 to September 30, 2016, (iv) modifies the leverage-based pricing grid, increasing the applicable margin from 1.25% to 1.50% at HCA’s current leverage ratio, which would be reduced to 1.25% upon HCA’s leverage ratio being lower than 3.50:1.00, (v) changes the calculation of the commitment fee from a leverage based calculation to a utilization threshold of the credit facility, (vi) provides for additional flexibility in the calculation of the borrowing base as it relates to eligible accounts outstanding 181 days or more from the original invoice date, self-pay accounts and potential Medicaid accounts, (vii) provides for the immediate available use of the borrowing base as it relates to $173.456 million of the eligible accounts in respect of the acquisition of HCA-HealthONE LLC, (viii) increases the threshold for ability to make investments, dividends or repayment of junior debt from having to maintain excess global availability of at least $250 million or excess facility availability of $125 million to the greater of (1) 10% of the lesser of the aggregate commitments outstanding under the ABL Credit Agreement or the borrowing base effective at any time of determination and (2) $325 million, (ix) increases the threshold for triggering a cash dominion event from failure to maintain excess global availability of at least $250 million or excess facility availability of $125 million to the greater of (1) 10% of the lesser of the aggregate commitments outstanding under the ABL Credit Agreement or the borrowing base effective at any time of determination and (2) $325 million, in each case for five consecutive business days and (x) increases the threshold for triggering a springing interest coverage ratio of less than 1.50:1.00 from failure to maintain excess facility availability of at least 10% of the borrowing base to the greater of (1) 10% of the lesser of the aggregate commitments outstanding under the ABL Credit Agreement or the borrowing base effective at any time of determination and (2) $325 million.
     The obligations under the ABL Credit Agreement will be secured by certain account receivables on a first priority basis pursuant to a security agreement (the “ABL Security Agreement”), dated as of September 30, 2011, by and among HCA, the subsidiary borrowers party thereto and Bank of America, N.A. as collateral agent.
***
     The foregoing descriptions of the Underwriting Agreement, the Indenture (including the form of the Notes), the ABL Credit Agreement and the ABL Security Agreement are qualified in their entirety by the terms of such agreements. Please refer to such agreements, which are incorporated herein by reference and attached hereto as Exhibits 1.1, 4.1, 4.2, 4.3, 4.4 and 4.5.
Item 1.02 Termination of a Material Definitive Agreement.
      The information required by Item 1.02 relating to the termination of the Company’s existing asset-based revolving credit agreement, dated as of November 17, 2006, as amended and restated as of May 4, 2011, among HCA, the subsidiary borrowers and lenders parties thereto and Bank of America, N.A., as administrative agent, and the related security agreement is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
     The information required by Item 2.03 relating to the borrowings by the Issuer under the Notes the ABL Credit Agreement and the ABL Security Agreement is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 27, 2011, among HCA Inc., HCA Holdings, Inc. and Barclays Capital Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in the Underwriting Agreement

4.1	Form of Indenture of HCA Inc. (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 (File No. 333-175791) and incorporated herein by reference)

4.2	Supplemental Indenture No. 3, dated as of October 3, 2011, among HCA Inc., HCA Holdings, Inc., Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent

4.3	Form of Global Note representing the Notes (included in Exhibit 4.2)

4.4	Credit Agreement, dated as of September 30, 2011, by and among HCA Inc., the subsidiary borrowers party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent

4.5	Security Agreement, dated as of September 30, 2011, by and among HCA Inc., the subsidiary borrowers party thereto and Bank of America, N.A. as collateral agent

5.1	Opinion of Simpson Thacher & Bartlett LLP

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HOLDINGS, INC.
(Registrant)

	By:	/s/ David G. Anderson David G. Anderson
Senior Vice President — Finance and Treasurer

Date: October 3, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 27, 2011, among HCA Inc., HCA Holdings, Inc. and Barclays Capital Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in the Underwriting Agreement

4.1	Form of Indenture of HCA Inc. (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 (File No. 333-175791) and incorporated herein by reference)

4.2	Supplemental Indenture No. 3, dated as of October 3, 2011, among HCA Inc., HCA Holdings, Inc., Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent

4.3	Form of Global Note representing the Notes (included in Exhibit 4.2)

4.4	Credit Agreement, dated as of September 30, 2011, by and among HCA Inc., the subsidiary borrowers party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent

4.5	Security Agreement, dated as of September 30, 2011, by and among HCA Inc., the subsidiary borrowers party thereto and Bank of America, N.A. as collateral agent

5.1	Opinion of Simpson Thacher & Bartlett LLP

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)